Exhibit 10.1

NON-REDEMPTION AGREEMENT AND ASSIGNMENT OF ECONOMIC INTEREST

This Non-Redemption Agreement and Assignment of Economic Interest (this “Agreement”) is entered as of March [*], 2023 by and among Inception Growth Acquisition Limited (the “Company”), Soul Venture Partners LLC (the “Sponsor”) and the undersigned investors (collectively, the “Investor”).

RECITALS

WHEREAS, the Sponsor currently holds 2,467,500 shares of common stock of the Company, which were initially purchased by the Sponsor in a private placement prior to the Company’s initial public offering (the “Founder Shares”);

WHEREAS, the Company has scheduled for March 13, 2023 an annual meeting of stockholders (such scheduled meeting, including any duly approved adjournment thereof, the “Meeting”) for the purpose of seeking stockholder approval of, among other things, an amendment to the Company’s investment management trust agreement dated December 8, 2021 (the “IMTA” and such amendment, the “Amendment to IMTA”) to extend the date by which the Company must consummate an initial business combination (the “Initial Business Combination”) for six additional months from March 13, 2023 to September 13, 2023 without having to make any payment to the trust account (such proposed IMTA amendment, as proposed to be considered and voted upon at the Meeting, the “Trust Amendment Proposal”);

WHEREAS, the current amended and restated certificate of incorporation provides that a public stockholder of the Company may redeem its common stock, par value $0.0001 per share (the “Common Stock”), initially sold as part of the units in the Company’s initial public offering (whether they were purchased in our initial public offering or thereafter in the open market) (the “Public Shares”) in connection with the Trust Amendment Proposal, on the terms set forth in the Charter (“Redemption Rights”);

WHEREAS, the Company and Sponsor entered into a letter agreement dated December 8, 2021, (the “Letter Agreement”) pursuant to which the transfer of Founder Shares before the expiration of the Insider Shares Lock-up Period (as defined in the Letter Agreement) is subject to certain restrictions contained therein;

WHEREAS, subject to the terms and conditions of this Agreement, the Sponsor desires to transfer to Investor, and Investor desires to acquire from the Sponsor, that number of Founder Shares set forth opposite such Investor’s name on Exhibit A (the “Assigned Securities”), to be transferred to Investor in connection with the Company’s completion of its Initial Business Combination, and, prior to the transfer of the Assigned Securities to Investor, the Sponsor desires to assign the economic benefits of the Assigned Securities to Investor.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, the Sponsor, and the Company hereby agree as follows:

1.	Terms of Transfer.

1.1	(a) Upon the terms and subject to the conditions of this Agreement, the Sponsor agrees that if (a) as of 5:00 PM, New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor did not exercise its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (c) the Trust Amendment Proposal is approved at the Meeting and is effected by the execution of the amendment to the IMTA, then the Sponsor hereby agrees to (i) assign and transfer to Investor for no additional consideration the Assigned Securities set forth on Exhibit A at such time as the conditions set forth in Section 1.2 below are satisfied and (ii) assign to Investor the Economic Interest (as defined below) associated with the Assigned Securities.

(b) The term “Investor Shares” shall mean the lesser of (i) [*] Public Shares, and (ii) 9.9% of the total number of Public Shares that will remain outstanding after giving effect to the exercise of Redemption Rights in connection with the Meeting, including those Public Shares subject to non-redemption agreements with other Company stockholders similar to this Agreement on or about the date of the Meeting; provided, however, that if the number of Investor Shares is less than [*], the number of Assigned Securities1 shall be reduced proportionately.

(c) The Sponsor agrees to provide Investor with information stating (i) the number of Public Shares elected to be redeemed pursuant to the exercise of Redemption Rights in connection with the Meeting, (ii) the number of Public Shares that will remain outstanding after the Company has effectuated such redemptions, and (iii) the resultant calculation of the definitive number of Public Shares that constitute the Investor Shares for purposes of this Agreement, in each case no later than 9:00 a.m. New York time on the first business day following the date of the Meeting, which time shall be prior to the Company effectuating any redemptions made in connection with the Meeting.

1.2	The Sponsor and Investor hereby agree that the assignment and transfer of the Assigned Securities shall be subject to the conditions that (i) the Amendment to the IMTA has been executed; and (ii) Investor executes a joinder to that certain Letter Agreement as described in Section 1.8 hereof.

Upon the satisfaction of the foregoing conditions, the Sponsor shall promptly assign and transfer the Assigned Securities to Investor. The Sponsor covenants and agrees to facilitate such transfer to Investor in accordance with the foregoing.

1.3	Adjustment to Share Amounts. If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the Common Stock of the Company or other similar event, then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Common Stock.

1.4	Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which its Common Stock are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger before the assignment and transfer of the Assigned Securities pursuant to Section 1.2, in lieu of common stock of the Company, the Sponsor shall transfer, with respect to each Founder Share to be transferred hereunder, upon the Sponsor’s receipt thereof, the kind and amount of securities, cash or other property into which such Assigned Securities converted or exchanged. The foregoing shall not apply to (i) any increase or decrease in the number of authorized Founder Shares; or (ii) a reclassification of the share capital of the Company, in each case in connection with the closing of the Initial Business Combination.

[1]	The number of Assigned Securities shall be an amount equal to 30% of the Investor Shares

1.5	Forfeitures, Transfers, etc. Except as otherwise set forth in the Sponsor LLC Agreement, the Letter Agreement and hereunder this Agreement (including the documents or agreements to be executed by Investor pursuant thereto), Investor shall not be required to forfeit or transfer the Assigned Securities or any of its rights hereunder with respect to the Assigned Securities. Investor acknowledges that, pursuant to the Amended and Restated Limited Liability Company Agreement of the Sponsor (as it exists on the date hereof, the “Sponsor LLC Agreement”), prior to, or at the time of, the Initial Business Combination, the managing member(s) of the Sponsor (the “Managers”) have the authority to cause the Sponsor to subject the Founder Shares to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the Managers are authorized to effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall apply only to the Founder Shares other than the Assigned Securities and the terms and conditions applicable to the Assigned Securities and the Economic Interest shall not be changed as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements.

1.6	Delivery of Shares; Other Documents. At the time of the transfer of the Assigned Securities hereunder, the Sponsor shall deliver the Assigned Securities to Investor by transfer of book-entry shares effected through the Company’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7	Assignment of Registration Rights. Concurrent with the transfer of the Assigned Securities to Investor under this Agreement, the Sponsor hereby assigns all of its rights, duties and obligations to Investor with respect to the Assigned Securities under that certain Registration Rights Agreement, dated December 8, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other stockholders of the Company signatory thereto, and hereby represents and confirms to Investor that, upon Investor’s receipt of the Assigned Securities, (i) Investor shall be a “Holder” under the Registration Rights Agreement and (ii) the Assigned Securities shall be “Registrable Securities” under the Registration Rights Agreement. The Sponsor shall provide written notice to the Company of such assignment in accordance with the Registration Rights Agreement. Investor (or its permitted transferees (as described in the Letter Agreement (the “Permitted Transferees”)) shall provide to the Company a written agreement in accordance with the Registration Rights Agreement agreeing to be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.8	Joinder to Letter Agreement. In connection with the transfer of the Assigned Securities to Investor, Investor (or its Permitted Transferees) shall execute a joinder to the Letter Agreement in substantially the form attached here to as Exhibit B (the “Joinder”) pursuant to which Investor (or its Permitted Transferees) shall agree with the Company to be bound by Sections 1, 2(b), 15 and 19 of the Letter Agreement with respect to the Assigned Securities and by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.9	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of the Company’s stockholders to approve the Trust Amendment Proposal at the Meeting, or the determination of the Company not to proceed to effect the Trust Amendment Proposal, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of the Company, and (d) the mutual written agreement of the parties hereto, (e) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such exercise is not withdrawn by the commencement of the Meeting. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to transfer the Assigned Securities to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2 and (ii) Investor not exercising its Redemption Rights with respect to such Investor Shares in connection with the Meeting.

2.	Assignment of Economic Interest.

2.1	Upon satisfaction of the conditions set forth in Section 1.1, the Sponsor hereby assigns to Investor all of its economic right, title and interest in and to that number of Assigned Securities set forth on Exhibit A (the “Economic Interest”), subject to adjustment as set forth in Section 1.3. The Economic Interest represents the Sponsor’s right to receive dividends and other distributions made by the Sponsor pursuant to the Sponsor LLC Agreement allocated to that number of Assigned Securities set forth on Exhibit A represented by the Founder Shares held directly by the Sponsor.

2.2	Investor acknowledges and agrees that it is not a member of the Sponsor, it has no right to vote on matters of the Sponsor as a result of the Assigned Securities or Economic Interest, or to vote with respect to any Assigned Securities, and it has no right to vote Assigned Securities prior to transfer of any such shares to Investor pursuant to this Agreement.

2.3	Investor acknowledges and agrees that if it has a right pursuant to its Economic Interest to receive any dividends or other distributions paid in Common Stock or other non-cash property that is subject to the transfer restrictions, voting restrictions, redemption restrictions and/or lockup period set forth in Sections 1, 2(b), 15 and 19 of the Letter Agreement, the Sponsor shall transfer all of its right, title and interest in such dividends or distributions concurrently with the transfer of the Assigned Securities to such Investor pursuant to Section 1.

2.4	If the conditions to the transfer of the Assigned Securities in Section 1 are not satisfied with respect to any Assigned Securities, then Investor at such time shall automatically assign its Economic Interest in such Assigned Securities back to the Sponsor, for no consideration.

2.5	Investor waives any right that it may have to elect to have the Company redeem any Investor Shares in connection with the Trust Amendment Proposal, agrees not to redeem or otherwise exercise any right to redeem the Investor Shares in connection with the Trust Amendment Proposal, and agrees to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Trust Amendment Proposal. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability, in each case in its discretion, to (i) redeem any Public Shares (other than the Investor Shares in connection with the Trust Amendment Proposal) or (ii) sell or otherwise dispose of any Public Shares (other than the Investor Shares prior to the date of the Meeting).

3.	Representations, Warranties and Covenants of Investor. Investor represents and warrants to, and agrees with, the Sponsor that:

3.1	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Securities.

3.2	Accredited Investor. Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

3.3	Intent. Investor is acquiring the Assigned Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell Assigned Securities to or through any person or entity except as may be permitted hereunder or contemplated by the Letter Agreement and/or the Registration Rights Agreement.

3.4	Restrictions on Transfer; Trust Account; Redemption Rights.

3.4.1.	Investor acknowledges and agrees that, prior to their transfer hereunder, the Assigned Securities are, and following any transfer to Investor (or its Permitted Transferees) may continue to be, subject to the transfer restrictions and certain other restrictions as set forth in Sections 1, 2(b), 15 and 19 of the Letter Agreement.

3.4.2.	Investor acknowledges and agrees that the Assigned Securities are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of the Company’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

3.4.3.	Investor acknowledges and understands the Assigned Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer Assigned Securities, such Assigned Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Assigned Securities or any interest therein is proposed to be made (other than pursuant to an effective registration statement or Rule 144 under the Securities Act), as a condition precedent to any such transfer, Investor may be required to deliver to the Company an opinion of counsel satisfactory to the Company that registration is not required with respect to the Assigned Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Assigned Securities.

3.5	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Assigned Securities.

3.6	Risk of Loss. Investor is aware that an investment in the Assigned Securities is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Assigned Securities, including those restrictions described or provided for in this Agreement, the Sponsor LLC Agreement and the Letter Agreement pertaining to transferability. Investor is able to bear the economic risk of its investment in the Assigned Securities for an indefinite period of time and able to sustain a complete loss of such investment.

3.7	Independent Investigation. Investor has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s management concerning the Company and the terms and conditions of the proposed sale of the Assigned Securities and has had full access to such other information concerning the Company as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested. Investor has reviewed the Letter Agreement and acknowledged the restrictions on the Founder Shares contained therein.

3.8	Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Securities, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

3.9	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Assigned Securities. Investor’s subscription and payment for and continued beneficial ownership of the Assigned Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

3.10	Authority. This Agreement has been validly authorized, executed and delivered by Investor and (assuming due authorization, execution and delivery by the Sponsor and the Company) is a valid and binding agreement of Investor enforceable against Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.11	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

3.12	No Advice from Sponsor. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the Letter Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, the Company, the Assigned Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.13	Reliance on Representations and Warranties. Investor understands that the Assigned Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

3.14	No General Solicitation. Assuming the accuracy of the Sponsor’s representations and warranties in Section 4.5, Investor is not subscribing for Assigned Securities as a result of or subsequent to any general solicitation or general advertising within the meaning of Regulation D under the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.15	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Assigned Securities nor is Investor entitled to or will accept any such fee or commission.

4.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

4.1	Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Securities.

4.2	Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3	Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities and will, immediately prior to the transfer of the Assigned Securities to Investor, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws). The Assigned Securities to be transferred, when transferred to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally, under the Letter Agreement and applicable securities laws). The Assigned Securities are duly authorized, fully paid, and non-assessable.

4.4	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of formation or the Sponsor LLC Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Letter Agreement and the Sponsor LLC Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or transfer the Assigned Securities in accordance with the terms hereof.

4.5	No General Solicitation. The Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Assigned Securities nor is the Sponsor entitled to or will accept any such fee or commission.

4.7	Transfer Restrictions. Until termination of this Agreement, the Sponsor shall not transfer any of the Assigned Securities or any economic benefit of the Assigned Securities other than any transfer pursuant to the Sponsor LLC Agreement in connection with an Initial Business Combination.

4.8	Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

5.	Trust Account. Until the earlier of (a) the consummation of the Company’s Initial Business Combination; (b) the liquidation of the Trust Account; and (c) 24 months from consummation of the Company’s initial public offering or such later time as the stockholders of the Company may approve in accordance with the Charter, the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. The Company further confirms that, in order to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, funds held in the Trust Account, including any interest thereon, will not be used to pay for any excise tax liabilities with respect to any future redemptions prior to or in connection with the Trust Amendment Proposal, an Initial Business Combination or liquidation of the Company.

6.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

7.	Assignment; Entire Agreement; Amendment.

7.1	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either the Sponsor or Investor shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment to one or more affiliates of the assigning party.

7.2	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.3	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability

10.1	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.	Disclosure; Waiver. As soon as practicable, but in no event later than one business day, after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “Form 8-K”), disclosing, to the extent not previously disclosed, (a) the material terms of this Agreement, (b) any other material non-public information that the Sponsor, the Company, or any person acting on behalf of either has provided to Investor at any time prior to the filing of the Form 8-K, and (c) the amount of Public Shares purchased and other information required by SEC Compliance and Disclosure Interpretations section 166.01. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. The Company agrees that the name of the investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of the Company’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving the Company, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that the Sponsor is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement. The Sponsor and the Company acknowledge and represent that upon the filing of the Form 8-K, Investor shall not be in possession of any material non-public information received from the Sponsor, the Company, or any person acting on behalf of either.

13.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and the Sponsor as, and the Sponsor acknowledges that Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.	Most Favored Nation. In the event the Sponsor has entered or enters into one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting (each, an “Other Agreement” and, the Company stockholder party thereto, an “Other Investor”), the Sponsor represents and covenants that the terms of such Other Agreement are not or will not be materially more favorable to such Other Investor than the terms of this Agreement are in respect of Investor. In the event that any Other Investor is afforded any materially more favorable terms than Investor, the Sponsor shall promptly inform Investor of such more favorable terms in writing, and Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[the remainder of this page is left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement and Assignment of Economic Interest]

SPONSOR:

Soul Venture Partners LLC

By:
Name:
Title:

COMPANY:

INCEPTION GROWTH ACQUISITION LIMITED

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement and Assignment of Economic Interest]

Exhibit A

Investor	Assigned Securities / Economic Interest Assigned	Number of Public Shares to be Held as Investor Shares
[_________________________] [_____________________] EIN/SSN: [___________________]

EXHIBIT B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

______, 20_

Reference is made to that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of  , 2023 (the “Agreement”), by and among ______________________ (“Investor”), Inception Growth Acquisition Limited (the “Company”) and Soul Venture Partners LLC (the “Sponsor”), pursuant to which Investor shall be entitled to acquire securities of the Company from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated December 8, 2021 (as it exists on the date of the Agreement, the “Letter Agreement”), by and between the Company and the Sponsor solely with respect to Sections 1, 2(b), 15 and 19 of the Letter Agreement, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Assigned Securities; (ii) the undersigned hereby waives his, her or its right to exercise redemption rights with respect to any Founder Shares owned or to be owned by the undersigned, directly or indirectly, and agrees that he, she or it will not seek redemption in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Amended and Restated Certificate of Incorporation, or a tender offer by the Company prior to a Business Combination; and (iii) shall become a party to that certain Registration Rights Agreement, dated December 8, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other stockholders of the Company signatory thereto, and shall be bound by the terms and provisions of the Registration Rights Agreement as an Investor (as defined therein) and entitled to the rights of an Investor under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of the Company issued or issuable with respect to any such Assigned Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other stockholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

INVESTOR

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

INCEPTION GROWTH ACQUISITION LIMITED

By:
Name:
Title:

[Signature Page to Joinder to Letter Agreement and Registration Rights Agreement]